                                                                   EXHIBIT 4.3

                      FORM OF REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made and entered into as of the 22nd day of December, 2004, by and among Cash Systems, Inc., a Delaware corporation (the "Company"), Craig Potts and Kristin Potts (collectively, the "Selling Shareholders") and the Investors listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

      A. Each of the Investors, the Company and the Selling Shareholders have entered into a Subscription Agreement and Letter of Investment Intent (the "Subscription Agreements") pursuant to which the Investors are purchasing from the Selling Shareholders outstanding shares of the Company's Common Stock (the "Shares").

      B. It is a condition to the transactions contemplated in the Subscription Agreements that the Company provide the registration rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise noted, all capitalized terms used herein shall have the meanings afforded them in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Effectiveness Deadline" means the 125th day following the date hereof.

            "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      2. Required Registration. Subject to Section 5 below, promptly following the date hereof but no later than the earlier to occur of (a) 30 days following the date hereof, or (b)

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January 31, 2005 (the "File Date"), the Company shall file a Registration
Statement under the Securities Act in accordance with the provisions of Form S-3, as required by the Securities and Exchange Commission (the "SEC"), covering the Investors' resale of the Shares. The Registration Statement required hereunder shall contain (except if otherwise directed by the Investors) the "Plan of Distribution" attached hereto as Annex A. Subject to Section 5 below, the Company will use its best efforts to have such Registration Statement become effective with the SEC as soon as possible thereafter.

      3. Registration - General Provisions. In connection with the registration of the Shares under the Securities Act, subject to Section 5 below, the Company will:

            (a) prepare anhd file with the SEC, on or before the File Date, a Registration Statement on Form S-3 covering the Investors' resale of the Shares (in accordance with Section 2 above), and use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter and keep the prospectus, which is a part of such Registration Statement, current until the earlier of the date on which: (i) all registered Shares have been sold by the Investors, or (ii) two years after the date of this Agreement;

            (b) prepare and file with the SEC such amendments, including post-effective amendments, to such Registration Statement and supplements to the prospectus contained therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement and to keep such Registration Statement effective for the period required by Section 3(a) above; respond as promptly as reasonably possible, and in any event within five business days, to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investors true and complete copies of all correspondence from and to the SEC; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

            (c) furnish to each Investor copies of all documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Investors, and cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act; and provide Investors' counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement;

            (d) furnish to the Investors participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Investors and underwriters may reasonably request in order to facilitate the public offering of the Shares, and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto;

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            (e) use its diligent, good faith efforts to register or qualify the
Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (f) notify the Investors, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed with the SEC;

            (g) notify the Investors promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

            (h) prepare and file with the SEC, promptly upon the request of the Investors, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Investors (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Shares by the Investors;

            (i) prepare and promptly file with the SEC, and promptly notify the Investors of the filing of, such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

            (j) promptly notify the Investors (i) when the SEC notifies the Company whether there will be a "review" of the Registration Statement and whenever the SEC comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Investors), (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in light of the circumstances then existing.

            (k) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment;

            (l) not file any amendment or supplement to such Registration Statement or prospectus to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least two business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any material liabilities under any applicable federal or state law and such filing will not violate applicable law;

            (m) cooperate with the selling Investors to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to the Registration Statement;

            (n) file reports in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and use its best efforts to comply with all rules and regulations of the SEC applicable in connection with use of Rule 144 and take such other actions and furnish the Investors with such other information as any such Investor may request in order to avail itself of such rule or any other rule or regulation of the SEC, allowing such Investor to sell any Shares without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of any Investor, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144;

            (o) within three business days after the date on which the Registration Statement becomes effective, cause its counsel to issue a blanket opinion to the transfer agent stating that the Shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale pursuant to the Registration Statement by the Investor and confirmation by the Investor that it has complied with the prospectus delivery requirements; and

            (p) maintain the listing of the Shares covered by the Registration Statement with any securities exchange on which the Common Stock of the Company is then listed.

            (q) Not withstanding anything else herein, the Company will not provide any material non-public information to any Subscribers as result of a disclosure requirement in this agreement.

      4. Registration Expense. The Selling Shareholders shall pay all Registration Expenses (as defined below) in connection with the inclusion of the Shares in any Registration Statement, or application to register or qualify such Shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term

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"Registration Expenses" means the filing fees payable to the SEC, any state agency and the NASD; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the SEC; fees of transfer agents and registrars; fees and expenses incurred in connection with the maintaining the listing of the Shares; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement. Notwithstanding the foregoing, except as set forth in the Subscription Agreement with 033 Asset Management, LLC, the Investors will pay the fees and expenses of any legal counsel the Investors may engage.

      5. Delays in Filing; Penalty Payments.

            (a) Delays in Filing. Notwithstanding Section 2 and 3 above, if at the time the Registration Statement or an amendment thereto is to be filed, or at any time while the Registration Statement remains in effect, the Board of Directors of the Company determines, in its good faith judgment after consultation with Company legal counsel, that there are one or more pending material developments that have not been publicly disclosed but would be required to be disclosed (either directly or via incorporation by reference) in such Registration Statement, and that the disclosure of such development at such time would materially and adversely affect the Company (a "Valid Business Reason"), then (i) the Company shall notify the Investors that a Valid Business Reason exists (without disclosing the specifics thereof), (ii) the Company may postpone the filing of such registration statement or amendment thereto (or SEC filing incorporated therein) until such Valid Business Reason no longer exists, and (iii) for so long as such Valid Business Reason exists, the Investors will cease offering or selling shares pursuant to the Registration Statement; provided that (x) the total number of days during which the Investors are prevented pursuant to this section from offering or selling shares shall not exceed 60 days during any consecutive 12 month period, and (y) during any such period in which the Investors are prevented from selling shares pursuant to this section, the Company shall prevent its officers and directors from effecting any market transactions in the Company's stock. The Investors will maintain in strict confidence any information provided by the Company pursuant to this Section and not use such information in violation of applicable securities laws.

            (b) Penalty Payments. If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be "reviewed," or is not subject to further review; (iii) prior to its Effectiveness Deadline, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within five business days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective; (iv) the Registration Statement is not declared effective by the SEC by the Effectiveness Deadline; or (v) after the Registration Statement is filed with and declared effective by the SEC, the Registration Statement ceases to be effective (by suspension or otherwise) for a period of time in excess of 20 days in the aggregate per year or 10 consecutive calendar days, (any such failure or breach being referred to as an "Event"), then the Company (with respect to an Event described in clauses (i), (ii) or (iii) above) or the Selling Shareholders (with respect to an Event described in clause (iv) above) shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty,

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equal to 1.0% of the purchase price for the Shares, plus, if such Event continues for longer than an initial 30 days, an additional 1.0% of the purchase price for the Shares for each additional 30-day period (prorated on a daily basis for partial periods) that such Event continues beyond such initial 30-day period. Notwithstanding the foregoing, (x) no liquidated damages shall be paid pursuant to this Section if such Event is due to acts or omissions of an Investor, and (y) if an Event occurs or continues at the same time under more than one of clauses (i) through (iv) above, then for purposes of this subsection
(b), only one Event shall be deemed to have occurred. While such Event continues, such liquidated damages shall be paid not less often than each 30 days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three days following the date on which such Event has been cured by the Company. If the Company or the Selling Shareholders fail to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company or the Selling Shareholders, as applicable, will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

      6. Indemnification. With respect to the registration of the resale of the
Shares:

            (a) to the fullest extent permitted by law and notwithstanding any termination of this Agreement, the Company will indemnify and hold harmless each Investor, the trustees, partners, officers, members, directors and agents of each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse each such Investor, trustee, partner, officer, member, director, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by an Investor, trustee, partner, officer, member, director, agent, underwriter or controlling person of an Investor.

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            (b) to the extent permitted by law, each Investor, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this
Section 6(b) exceed the net proceeds received by such Investor from sales of such Investor's Shares unless the Violation is the result of fraud on the part of such Investor.

            (c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

            (d) if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be

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determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Investor will not be required to contribute any amount in excess of the amount of the proceeds actually received by such Investor from the sale of its Shares. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

            (e) the obligation of the Company and the Investors under this Section shall survive the completion of any offering for resale of Shares in the Registration Statement, and otherwise.

      7. Miscellaneous.

            (a) The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement.

            (b) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made, unless in writing signed by the Selling Shareholders, the Company and Investors holding at least a majority of the Shares sold pursuant to the Subscription Agreements.

            (c) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail:

                  (i) if to an Investor, at the address set forth on Schedule A attached hereto;

                  (ii) if to the Company, at the address set forth in the Subscription Agreement; and

                  (iii) if to the Selling Shareholders, at the address set forth in the Subscription Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

            (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one an the same agreement.

            (e) The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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            (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of choice or conflict of law thereof. Each of the Company, the Selling Shareholders and the Investors irrevocably consent to the exclusive jurisdiction of the United States Federal courts and state courts, located in Hennepin County, Minnesota, in any suit or proceeding relating to, based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Nothing herein shall affect the right of any Investor to serve process in any manner permitted by law.

            (g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors, the Selling Shareholders and the Company shall be enforceable to the fullest extent permitted by law.

            (h) The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit an Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

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            IN WITNESS WHEREOF, the parties have executed this Registration
Rights Agreement as of the date first written above.

                                      Company:

                                      CASH SYSTEMS, INC.

                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

                                      Selling Shareholders:

                                      _________________________________________
                                      Craig Potts

                                      _________________________________________
                                      Kristin Potts

                                      Entity Investor:

                                      Fund Manager:____________________________

                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

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                                   SCHEDULE A

INVESTOR NAME AND ADDRESS

033 Asset Management
125 High Street, 14th Floor
Boston, MA  02110

Baron Capital
767 Fifth Ave. 49th Floor
New York, NY 10153

Pinnacle Fund
4965 Preston Park Blvd., Suite 240
Plano, TX 75093

Gruber McBaine Capital
50 Osgood Place, Penthouse
San Francisco, CA 94133

Westpark Capital
4965 Preston Park Blvd., Suite 220
Plano, TX 75093

Presidio Capital
44 Montgomery St., Suite 2110
San Francisco, CA 94104

Highbridge Capital
9 West 57th St., 27th Floor
New York, NY 10019

Microcapital
201 Post St., Suite 1001
San Francisco, CA 94108

Forstmann Leff
590 Madison Avenue, 39th Floor
New York, NY 10022

SF Capital
505 Montgomery St., 11th Floor
San Francisco, CA 94111

Steelhead Investments Ltd.
c/o HBK Investments L.P.
300 Crescent Court, Suite 700
Dallas, Texas 7520

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INVESTOR NAME AND ADDRESS

Iroquois Capital Management
641 Lexington Avenue, 26th Floor
New York, NY 10022

Southwell
1901 N. Akard Street
Dallas, TX 75201

Omicron Capital
650 Fifth Avenue, 24th Floor
New York, NY 10019

Gryphon Partners
100 Crescent Court, Suite 400
Dallas, TX 75201

Heights Capital
101 California St., Suite 3250
San Francisco, CA 94111

Western Reserve Capital Management
100 Crescent Court, Suite 400
Dallas, TX 75201

Kensington Capital Management
200 Park Avenue, Suite 3900
New York, NY 10166

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